UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 2, 2023
Date of report (Date of earliest event reported)

RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $5.00 par value per share	RNST	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2023, the Board of Directors of Renasant Corporation (the “Company”) and Renasant Bank (the “Bank”) appointed Kevin D. Chapman as President of the Company and the Bank, effective immediately. Mr. Chapman will retain his role as Chief Operating Officer of both entities. In addition, on the same day C. Mitchell Waycaster, who remains the Chief Executive Officer of the Company and the Bank, was appointed by the Board of Directors as Executive Vice Chairman of both companies.

Mr. Waycaster’s and Mr. Chapman’s respective compensation and other benefit arrangements and the terms of their employment agreements were not affected by the above-described changes, except that Mr. Chapman’s base salary for the remainder of 2023 was increased by 5% in connection with his appointment as President of the Company and the Bank. These compensation and other benefit arrangements and employment agreement terms, as well as the background, experience and related person disclosures for Mr. Waycaster and Mr. Chapman are described in the Company‘s definitive proxy statement for its 2023 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 13, 2023. Such information is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
    (d)    The following exhibits are furnished herewith:
    Exhibit No.    Description
99.1     Press release dated May 4, 2023 issued by Renasant Corporation
104     The cover page of Renasant Corporation’s Form 8-K is formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: May 4, 2023	By:	/s/ C. Mitchell Waycaster
C. Mitchell Waycaster
Chief Executive Officer